Exhibit 99.1
Ingram Micro Reports Record Q2 2026 Results Exceeding the High End of Guidance Across All Financial Metrics with Significant Operating Leverage

Fiscal Second Quarter 2026:
•Net sales of $14.5 billion, above high end of guidance range and up 13.6% over prior year
•Gross profit of $958.7 million, up 14.2% over prior year
•Net income of $110.9 million and non-GAAP net income(1) of $191.4 million, up year-over-year by 193.1% and 34.5%, respectively, demonstrating scalability of Ingram Micro’s operating model
•Diluted earnings per share (“EPS”) of $0.48 and non-GAAP diluted EPS(1) of $0.82, well above the high end of guidance range
•Quarterly dividend increased to $0.086 per share – a sequential increase of 2.4% and 10.3% over prior year
•Secondary offering completed in May for 14.5 million shares, inclusive of our purchase of 1.2 million shares to further reduce the ownership stake of our primary shareholder

Fiscal Third Quarter 2026 Outlook:
•Net sales for Q3 2026 expected to be $13.55 billion to $13.95 billion - a year-over-year increase of 7.5% to 10.7%
•Non-GAAP diluted EPS for Q3 2026 expected to be $0.72 to $0.82
IRVINE, Calif. — (BUSINESS WIRE) — July 30, 2026 — Ingram Micro Holding Corporation (NYSE: INGM) (“Ingram Micro” or the “Company”) today reported 2026 fiscal second quarter results for the period ended June 27, 2026. The Company reported net sales of $14.5 billion, up 13.6% year-over-year, and net income on a GAAP basis of $110.9 million, or $0.48 per share, up 193.1% and 200.0% year-over-year, respectively. Non-GAAP net income of $191.4 million, or $0.82 per share,(1) was up 34.5% and 34.4% versus the same period last year, respectively.

“We delivered the strongest second quarter results in Ingram Micro’s history, exceeding our guidance and demonstrating the strength of our global business, diversified portfolio, and disciplined execution,” said Paul Bay, Ingram Micro’s Chief Executive Officer. “Our performance reflects healthy demand across the business, with growing evidence that our Xvantage™ platform is creating meaningful differentiation as we help partners monetize and deliver solutions across hardware, software, cybersecurity and cloud. AI also continues to represent a significant and expanding opportunity. Our net sales remain balanced and well diversified across lines of business and geographies, and we were particularly pleased that Asia Pacific was our second-largest region in the quarter in terms of both net sales and operating margin.”

“Our second quarter results highlight the scalability and earnings power of our operating model,” said Mike Zilis, Ingram Micro’s Chief Financial Officer. “While we are quite pleased with double digit growth in gross profit dollars, our focus on disciplined execution, operating efficiency and quality of business yielded growth in Non-GAAP net income at a rate well over two-times that of gross profit and non-GAAP EPS of $0.82, well above the high end of our guidance range.”

Consolidated Fiscal Second Quarter 2026 Results(1)

	Thirteen Weeks Ended June 27, 2026		Thirteen Weeks Ended June 28, 2025		Increase vs. 2025
($ in thousands, except per share data)	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$14,531,069		$12,793,956		$1,737,113
Gross profit	958,679	6.60%	839,159	6.56%	119,520
Income from operations	235,970	1.62%	142,816	1.12%	93,154
Net income	110,866	0.76%	37,826	0.30%	73,040
Adjusted income from operations	280,381	1.93%	200,827	1.57%	79,554
Adjusted EBITDA	355,780	2.45%	293,949	2.30%	61,831
Non-GAAP net income	191,364	1.32%	142,330	1.11%	49,034
EPS:
Basic	$0.48		$0.16
Diluted	$0.48		$0.16
Non-GAAP EPS:
Basic	$0.83		$0.61
Diluted	$0.82		$0.61

Consolidated Fiscal Second Quarter 2026 Financial Highlights

•Net sales totaled $14.5 billion, compared to $12.8 billion in the prior fiscal second quarter, representing an increase of 13.6%. The growth was driven by year-over-year increases in net sales across each of our geographic segments. The translation impact of foreign currencies relative to the U.S. dollar had a 1% positive impact on the year-over-year net sales comparison.

•Gross profit grew to $958.7 million, from $839.2 million in the prior fiscal second quarter. The prior fiscal second quarter included the impact of a write-down of $10.5 million in connection with held-for-sale accounting for a group of assets of a non-core operation in our North America region.

•Gross margin was 6.60%, compared to 6.56% in the prior fiscal second quarter. Our prior fiscal year second quarter gross margin included a negative impact of 8 basis points from the previously noted held-for-sale accounting. This year-over-year comparison also reflects a shift in sales mix towards lower-margin AI-infrastructure products in the current fiscal second quarter compared to the prior fiscal second quarter. Lastly, the translation impact of foreign currencies relative to the U.S. dollar had a positive impact of 5 basis points on the year-over-year comparison of gross margin.

•Income from operations was $236.0 million, compared to $142.8 million in the prior fiscal second quarter. Income from operations in the prior year second quarter included write-downs related to held-for-sale accounting for the sale of our CloudBlue operations and another non-core business in our North America region, which reduced income from operations by $43.2 million, or 34 basis points. The remaining $49.9 million, or 26.8%, increase in income from operations was driven by the increase in our gross profit noted above coupled with leverage on our operating expenses.

•Adjusted income from operations was $280.4 million, compared to $200.8 million in the prior fiscal second quarter. $10.5 million of the aforementioned held-for-sale accounting charge was included in the prior fiscal second quarter adjusted income from operations. The remaining $69.1 million, or 32.7%, increase in adjusted income from operations is driven by growth in gross profit and leverage on our operating expenses as noted above.

•Income from operations margin was 1.62%, compared to 1.12% in the prior fiscal second quarter (1.46% excluding the held-for-sale accounting charge in the prior fiscal second quarter). Adjusted income from operations margin was 1.93% compared to 1.57% in the prior fiscal second quarter (1.65% excluding the held-for-sale accounting charge in the prior fiscal second quarter). The year-over-year comparisons are reflective of a reduction in selling, general and administrative (“SG&A”) expenses as a percentage of net sales, partially offset by a shift in sales mix towards lower-margin AI-infrastructure products in the current fiscal second quarter.

•Adjusted EBITDA was $355.8 million, compared to $293.9 million in the prior fiscal second quarter, representing a 21.0% year-over-year increase.

•Diluted EPS was $0.48, compared to $0.16 in the prior fiscal second quarter. Non-GAAP diluted EPS was $0.82, compared to $0.61 in the prior fiscal second quarter.

•Cash used in operations was $533.2 million, compared to $298.0 million used in the prior fiscal second quarter, and adjusted free cash flow was $(527.3) million, compared to $(262.8) million in the prior fiscal second quarter. This was primarily driven by heavier investment in inventory in the current fiscal second quarter to support the growth of the business ahead of ongoing supply constraints and related increases in average selling prices, offset in part by higher net income in the current fiscal second quarter.

Regional Fiscal Second Quarter 2026 Financial Highlights

North America

Net sales were $5.3 billion, compared to $5.0 billion in the prior fiscal second quarter. The 6.0% year-over-year increase in North American net sales was primarily driven by an 8% increase in net sales of Client and Endpoint Solutions, driven by growth in notebooks and desktops. Net sales of Advanced Solutions offerings increased by 3% driven by growth in net sales of storage, cybersecurity and infrastructure software in the United States. Cloud-based Solutions net sales increased by 35%. Excluding the impact of our CloudBlue divestiture, net sales of Cloud-based Solutions were up by 54% year-over-year.

Income from operations was $73.5 million, compared to $32.8 million in the prior fiscal second quarter.

Income from operations margin was 1.39%, compared to 0.66% in the prior fiscal second quarter. The comparison benefited from the impact in the prior year period of write-downs relating to held-for-sale accounting of our CloudBlue operations and another non-core business described above, which had a negative impact of 87 basis points to the region’s income from operations in the prior quarter. The region also saw a 47 basis point reduction in compensation and headcount expenses largely as a result of the restructuring initiatives taken in the current and prior year. This benefit was partially offset by a decline in gross margin due to a shift in sales mix towards our lower-margin Client and Endpoint Solutions as well as a 9 basis point increase in professional and outside services costs and a 9 basis point increase in other miscellaneous expenses.

EMEA

Net sales were $3.7 billion, an increase of 7.7% compared to the prior fiscal second quarter. The year-over-year increase in EMEA net sales was led by 10% growth in Advanced Solutions and 44% growth in Cloud-based Solutions, coupled with 7% growth in Client and Endpoint Solutions. These factors were partially offset by a decline in Other Services. The translation impact of foreign currencies relative to the U.S. dollar had a positive impact of 2% on the year-over-year net sales comparison.

Income from operations was $54.6 million, compared to $55.7 million in the prior fiscal second quarter.

Income from operations margin was 1.46%, compared to 1.60% in the prior fiscal second quarter. The year-over-year decrease in income from operations margin was driven by an increase in expenses as a percentage of net sales in the region, including a 16 basis point increase in restructuring costs and a 7 basis point increase in bad debt expense. These were partially offset by a 3 basis point reduction in depreciation expense and a 2 basis point reduction in repair and maintenance expenses.

Asia-Pacific

Net sales were $4.4 billion, compared to $3.5 billion in the prior fiscal second quarter. The 27.1% increase in Asia-Pacific net sales was driven by 19% growth in Client and Endpoint Solutions, led by mobility distribution, components and desktops. Net sales of Advanced Solutions offerings increased by 51% driven by GPU and AI-infrastructure product sets. Additionally, Cloud-based Solutions also grew by 87%. These factors were partially offset by a decline in Other Services. The translation impact of foreign currencies relative to the U.S. dollar had a negative impact of 1% on the year-over-year net sales comparison.

Income from operations was $94.0 million, compared to $43.6 million in the prior fiscal second quarter.

Income from operations margin was 2.13%, compared to 1.25% in the prior fiscal second quarter. The year-over-year increase was a result of a 28 basis point increase in gross margin across all categories, but led by Cloud-based Solutions, paired with a reduction in SG&A expenses as a percentage of net sales in the region, particularly in compensation and headcount expenses as well as legal claims and settlement expenses.

Latin America

Net sales were $1.1 billion, compared to $0.9 billion in the prior fiscal second quarter. The 27.0% increase in Latin American net sales was primarily driven by 32% growth in Client and Endpoint Solutions, led by notebooks and desktops, along with 9% growth in net sales of Advanced Solutions, 71% growth in Cloud-based Solutions and 57% growth in Other Services. The translation impact of foreign currencies relative to the U.S. dollar had a positive impact of 8% on the year-over-year net sales comparison.

Income from operations was $40.5 million, compared to $25.1 million in the prior fiscal second quarter.

Income from operations margin was 3.74%, compared to 2.94% in the prior fiscal second quarter. The year-over-year increase was primarily a result of a 76 basis point increase in gross margin due to higher margins on net sales across all product categories, as well as improved leverage on operating expenses.

Fiscal Third Quarter 2026 Outlook

The following outlook is forward-looking, based on the Company’s current expectations for the fiscal third quarter 2026, and actual results may differ materially from what is indicated. We provide EPS guidance on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control. See “Use of Non-GAAP Metrics,” below.

	Thirteen Weeks Ended September 26, 2026
($ in millions, except per share data)	Low	High
Net sales	$13,550	$13,950
Gross profit	$910	$955
Non-GAAP diluted EPS	$0.72	$0.82

Our fiscal third quarter 2026 guidance assumes an effective tax rate of approximately 27% on a non-GAAP basis and 231.9 million diluted shares outstanding.

Dividend Increase and Payment

On July 30, 2026, the Company announced that its board of directors had declared a third quarter cash dividend on the Company’s common stock of $0.086 per share, representing a 2.4% increase from the quarterly dividend of $0.084 per share paid in the second quarter of 2026. The dividend is payable on August 25, 2026, to stockholders of record as of August 11, 2026.

Fiscal Second Quarter 2026 Earnings Call Details:

Ingram Micro’s management will host a call to discuss its results on Thursday, July 30, 2026 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time).

A live webcast of the conference call will be accessible from the Ingram Micro investor relations website at https://ir.ingrammicro.com. The call can also be accessed at 877-407-9781 or 201-689-8796.

A telephonic replay will be available through August 20, 2026, at 877-660-6853 or 201-612-7415, access code 13761702. A replay of the webcast will also be available at https://ir.ingrammicro.com.

About Ingram Micro

Ingram Micro (NYSE: INGM) is a leading technology company for the global information technology ecosystem. With the ability to reach nearly 90% of the global population, we play a vital role in the worldwide IT sales channel, bringing products and services from technology manufacturers and cloud providers to a highly diversified base of business-to-business technology experts. Through Ingram Micro Xvantage™, our AI-powered digital platform, we offer what we believe to be the industry’s first comprehensive business-to-consumer-like experience, integrating hardware and cloud subscriptions, personalized recommendations, instant pricing, order tracking, and billing automation. We also provide a broad range of technology services, including financing, specialized marketing, and lifecycle management, as well as technical pre- and post-sales professional support. Learn more at www.ingrammicro.com.

(1) Use of Non-GAAP Financial Measures

In addition to presenting financial results that have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we have included in this release some or all of the following non-GAAP financial measures—adjusted income from operations, EBITDA, adjusted EBITDA, return on invested capital (“ROIC”), adjusted ROIC, non-GAAP net income, adjusted free cash flow, and non-GAAP EPS—which are financial measures that are not required by, or presented in accordance with GAAP. We believe that these non-GAAP financial measures are useful in evaluating our business and the underlying trends that are affecting our performance. These non-GAAP measures are primary indicators that our management uses internally to conduct and measure its business and evaluate the performance of its consolidated operations, ongoing results, and trends. Our management believes these non-GAAP financial measures are useful as they provide meaningful comparisons to prior periods and an alternate view of the impact of acquired businesses. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. A material limitation associated with these non-GAAP measures as compared to the GAAP measures is that they may not be comparable to other companies with similarly titled items that present related measures differently. The non-GAAP measures should be considered as a supplement to, and not as a substitute for or superior to, the corresponding measures calculated in accordance with GAAP. See “Schedule A: Reconciliation of Non-GAAP Financial Measures” in the “Supplemental Information” section further below for reconciliations of non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions, but such words are not exclusive means of identifying forward-looking statements in this release. These forward-looking statements are included throughout this release and relate to matters such as our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Certain important factors that involve risks and uncertainties and that could cause actual results to differ, possibly materially, from our expectations, beliefs, and projections reflected in such forward-looking statements can be found in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

There are a number of risks, uncertainties, and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this release. Such risks, uncertainties, and other important factors include, among others, the risks, uncertainties, and factors included within the filings we make with the SEC from time to time and the following: general economic conditions, including the impacts of the ongoing conflicts in the Middle East; our estimates of the size of the markets for our products and services; our ability to identify and integrate acquisitions and technologies into our platform; our plans to continue to expand; our ability to continue to successfully develop and deploy Ingram Micro Xvantage™; our ability to retain and recruit key personnel; the competition our products and services face and our ability to adapt to industry changes and market conditions, including inflation, market volatility, and supply constraints for many categories of technology; current and potential litigation involving us; the global nature of our business, including the various laws and regulations applicable to us now or in the future; the effect of various political, geopolitical, and macroeconomic issues and developments, including changes in tariffs or global trade policies and the related uncertainties associated with such developments, import/export and licensing restrictions, military conflicts, and our ability to comply with laws and regulations we are subject to, both in the United States and internationally; our financing efforts, payment of dividends and stock repurchases; our relationships with our customers, original equipment manufacturers, and suppliers; our ability to maintain and protect our intellectual property; the performance and security of our services, including information processing and cybersecurity provided by third parties; our ownership structure; our dependence upon Ingram Micro Inc. and its controlled subsidiaries for our results of operations, cash flows, and distributions; and our status as a “controlled company” and the extent to which the interests of Platinum Equity, LLC together with its affiliated investment vehicles (“Platinum”) conflict with our interests or the interests of our stockholders.

Ingram Micro, Xvantage™, and associated logos are trademarks of Ingram Micro Inc. (an indirect subsidiary of Ingram Micro Holding Corporation) or its licensors.

Contact:
Investor Relations:
Willa McManmon
ir@ingrammicro.com
Media:
Lisa Zwick
lisa.zwick@ingrammicro.com

Results of Operations

INGRAM MICRO HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value and share data)
(Unaudited)

	June 27, 2026	December 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$808,973	$1,864,724
Trade accounts receivable (less allowances of $192,895 and $169,165, respectively)	10,677,127	10,546,550
Inventory	6,020,050	4,970,113
Other current assets	1,020,961	859,252
Total current assets	18,527,111	18,240,639
Property and equipment, net	527,970	531,896
Operating lease right-of-use assets	390,728	403,224
Goodwill	850,788	854,749
Intangible assets, net	662,825	711,809
Other assets	566,611	502,067
Total assets	$21,526,033	$21,244,384
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,795,070	$11,963,324
Accrued expenses and other	1,027,246	1,163,587
Short-term debt and current maturities of long-term debt	1,236,764	449,583
Short-term operating lease liabilities	102,657	104,468
Total current liabilities	14,161,737	13,680,962
Long-term debt, less current maturities	2,558,665	2,749,781
Long-term operating lease liabilities, net of current portion	344,076	354,894
Other liabilities	181,533	210,329
Total liabilities	17,246,011	16,995,966
Stockholders’ equity:
Common Stock, par value $0.01, 2,000,000,000 shares authorized at June 27, 2026 and December 27, 2025, and 235,373,307 and 235,073,327 shares issued at June 27, 2026 and December 27, 2025, respectively	2,354	2,351
Additional paid-in capital	2,942,553	2,921,952
Treasury stock, at cost, 4,713,158 and 0 shares as of June 27, 2026 and December 27, 2025, respectively	(105,000)	—
Retained earnings	1,752,719	1,587,330
Accumulated other comprehensive loss	(312,604)	(263,215)
Total stockholders’ equity	4,280,022	4,248,418
Total liabilities and stockholders’ equity	$21,526,033	$21,244,384

INGRAM MICRO HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Net sales	$14,531,069	$12,793,956	$28,494,050	$25,074,799
Cost of sales	13,572,390	11,954,797	26,609,355	23,406,878
Gross profit	958,679	839,159	1,884,695	1,667,921
Operating expenses:
Selling, general and administrative	714,419	696,322	1,408,060	1,322,287
Restructuring costs	8,290	21	17,750	1,954
Total operating expenses	722,709	696,343	1,425,810	1,324,241
Income from operations	235,970	142,816	458,885	343,680
Other (income) expense:
Interest income	(14,897)	(10,065)	(25,142)	(23,883)
Interest expense	76,253	72,884	146,789	147,773
Net foreign currency exchange loss	11,716	20,611	11,414	44,328
Other expense (income)	5,355	(499)	27,672	15,174
Total other (income) expense	78,427	82,931	160,733	183,392
Income before income taxes	157,543	59,885	298,152	160,288
Provision for income taxes	46,677	22,059	88,416	53,273
Net income	$110,866	$37,826	$209,736	$107,015
Basic earnings per share	$0.48	$0.16	$0.90	$0.46
Diluted earnings per share	$0.48	$0.16	$0.90	$0.46

INGRAM MICRO HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Cash flows from operating activities:
Net income	$110,866	$37,826	$209,736	$107,015
Adjustments to reconcile net income to cash used in operating activities:
Depreciation and amortization	49,275	49,950	98,965	97,981
Stock-based compensation	11,009	6,324	24,211	9,089
Non-cash charges for interest and bond discount amortization	4,785	4,652	9,535	9,352
Amortization of lease right-of-use asset	31,964	29,628	65,194	62,065
Deferred income taxes	(10,806)	(8,153)	(29,057)	(26,854)
(Gain) loss on foreign exchange	(6,623)	23,843	(15,884)	45,493
Loss on write-down of assets held-for-sale	—	32,757	—	32,757
Other	3,178	(7,723)	9,673	(4,896)
Changes in operating assets and liabilities, net of effects of acquisitions:
Trade accounts receivable	161,996	(131,545)	(277,523)	463,238
Inventory	(852,859)	(353,485)	(1,108,621)	(623,888)
Other assets	(86,316)	(81,850)	(206,353)	(187,387)
Accounts payable	291,110	252,915	50,605	(132,604)
Change in book overdrafts	(122,650)	(65,984)	(135,055)	(184,060)
Operating lease liabilities	(31,214)	(57,357)	(61,635)	(87,639)
Accrued expenses and other	(86,932)	(29,758)	(144,885)	(78,052)
Cash used in operating activities	(533,217)	(297,960)	(1,511,094)	(498,390)
Cash flows from investing activities:
Capital expenditures	(32,920)	(35,224)	(69,223)	(64,961)
Proceeds from deferred purchase price of factored receivables	38,795	70,414	90,629	141,445
Issuance of notes receivable	—	(6,543)	(12,375)	(12,501)
Proceeds from notes receivable	4,955	9,515	15,134	20,510
Proceeds from sale of equity investments	—	13,544	—	20,805
Other	(152)	6,721	10,751	11,420
Cash provided by investing activities	10,678	58,427	34,916	116,718
Cash flows from financing activities:
Dividends paid to stockholders	(19,357)	(23,451)	(38,352)	(40,828)
Change in unremitted cash collections from servicing factored receivables	456	(7,071)	(2,218)	(3,587)
Repurchase of Common Stock	(30,000)	—	(105,000)	—
Repayment of Term Loans	—	—	(200,000)	(125,000)
Gross proceeds from other debt	11,786	12,592	32,671	29,820
Gross repayments of other debt	(25,977)	(16,720)	(41,210)	(32,574)
Net proceeds from revolving and other credit facilities	474,127	216,787	812,823	452,161
Other	(5,934)	(5,923)	(11,155)	(7,019)
Cash provided by financing activities	405,101	176,214	447,559	272,973
Effect of exchange rate changes on cash, cash equivalents and restricted cash	11,212	38,350	(2,394)	46,966
Decrease in cash, cash equivalents and restricted cash	(106,226)	(24,969)	(1,031,013)	(61,733)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Cash, cash equivalents and restricted cash at beginning of period	939,937	881,637	1,864,724	918,401
Cash, cash equivalents and restricted cash at end of period	$833,711	$856,668	$833,711	$856,668
Supplemental disclosure of non-cash investing information:
Amounts obtained as a beneficial interest in exchange for transferring trade receivables in factoring arrangements	$37,691	$64,920	$82,914	$128,961

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

In addition to its reported results calculated in accordance with U.S. GAAP, the Company has included in this release adjusted income from operations, adjusted EBITDA, return on invested capital (“ROIC”), adjusted ROIC, non-GAAP net income, adjusted free cash flow, and non-GAAP EPS, which are defined as follows:

•Adjusted Income from Operations means income from operations plus (i) amortization of intangibles, (ii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, and (iii) integration and transition costs.

•We define adjusted EBITDA as EBITDA (calculated as net income before net interest expense, income taxes, depreciation and amortization expenses) adjusted to give effect to (i) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (ii) net realized and unrealized foreign currency exchange gains and losses including net gains and losses on derivative instruments not receiving hedge accounting treatment, (iii) costs of integration, transition, and operational improvement initiatives, which includes development and implementation activities associated with the Company’s digital experience platform XvantageTM and a broader transformation program focused on optimizing and modernizing the Company’s operating systems, as well as consulting, retention and transition costs associated with our organizational effectiveness programs charged to selling, general and administrative expenses, (iv) cash-based compensation expense associated with our cash -based long-term incentive program for certain employees in lieu of equity-based compensation prior to our initial public offering in October 2024 (the “IPO”), (v) stock-based compensation expense for restricted stock units issued in connection with our IPO, and (vi) certain other items as defined in our credit agreements.

•ROIC is defined as net income divided by the invested capital for the period. Invested capital is equal to stockholders’ equity plus long-term debt plus short-term debt and the current maturities of long-term debt less cash and cash equivalents at the end of each period.

•Adjusted ROIC is defined as adjusted net income divided by the invested capital for the period. Adjusted net income for a particular period is defined as net income plus (i) other income/expense, (ii) amortization of intangibles, (iii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (iv) integration and transition costs, plus (v) the GAAP tax provisions for and/or valuation allowances on items (i), (ii), (iii) and (iv), plus (vi) the GAAP tax provisions for and/or valuation allowances on large non-recurring or discrete items.

•We define non-GAAP net income as net income adjusted to give effect to (i) amortization of intangibles, (ii) restructuring costs incurred primarily related to employee termination benefits in connection with actions to align our cost structure in certain markets, (iii) net realized and unrealized foreign currency exchange gains and losses including net gains and losses on derivative instruments not receiving hedge accounting treatment, (iv) costs of integration, transition, and operational improvement initiatives, which includes development and implementation activities associated with the Company’s digital experience platform XvantageTM and a broader transformation program focused on optimizing and modernizing the Company’s operating systems, as well as consulting, retention and transition costs associated with our organizational effectiveness programs charged to selling, general and administrative expenses, (v) cash-based compensation expense associated with our cash-based long-term incentive program for certain employees in lieu of equity-based compensation prior to our IPO, (vi) stock-based compensation expense for restricted stock units issued in connection with our IPO, (vii) certain other items as defined in our credit agreements, (viii) the GAAP tax provisions for and/or valuation allowances on items (i), (ii), (iii), (iv), (v), (vi) and (vii), and (ix) the GAAP tax provisions for and/or valuation allowances on large non-recurring or discrete items. This metric differs from adjusted net income, which is a component of adjusted ROIC as described above.

•We define adjusted free cash flow as net income adjusted to give effect to (i) depreciation and amortization, (ii) other non-cash items and changes to non-working capital assets/liabilities, (iii) changes in working capital, (iv) proceeds from the deferred purchase price of factored receivables, and (v) capital expenditures.

•We define non-GAAP basic EPS as non-GAAP net income divided by the weighted-average shares outstanding during the period presented. Non-GAAP diluted EPS is calculated by dividing non-GAAP net income by the weighted-average shares outstanding during the period presented, inclusive of the dilutive effect of participating securities.

The following is a reconciliation of income from operations to adjusted income from operations:

($ in thousands)	Thirteen Weeks Ended June 27, 2026	Thirteen Weeks Ended June 28, 2025	Twenty-Six Weeks Ended June 27, 2026	Twenty-Six Weeks Ended June 28, 2025
Income from operations	$235,970	$142,816	$458,885	$343,680
Amortization of intangibles	21,659	21,867	43,343	43,297
Restructuring costs	8,290	21	17,750	1,954
Integration and transition costs	14,462	36,123	22,733	41,179
Adjusted income from operations	$280,381	$200,827	$542,711	$430,110

The following is a reconciliation of net income to adjusted EBITDA:

($ in thousands)	Thirteen Weeks Ended June 27, 2026	Thirteen Weeks Ended June 28, 2025	Twenty-Six Weeks Ended June 27, 2026	Twenty-Six Weeks Ended June 28, 2025
Net income	$110,866	$37,826	$209,736	$107,015
Interest income	(14,897)	(10,065)	(25,142)	(23,883)
Interest expense	76,253	72,884	146,789	147,773
Provision for income taxes	46,677	22,059	88,416	53,273
Depreciation and amortization	49,275	49,950	98,965	97,981
EBITDA	$268,174	$172,654	$518,764	$382,159
Restructuring costs	8,290	21	17,750	1,954
Net foreign currency exchange loss	11,716	20,611	11,414	44,328
Integration, transition and operational improvement costs	38,847	82,799	77,554	116,882
Cash-based compensation expense	2,629	5,475	2,798	9,968
Stock-based compensation expense	11,009	6,325	24,211	9,089
Other	15,115	6,064	34,486	20,360
Adjusted EBITDA	$355,780	$293,949	$686,977	$584,740

The following is a reconciliation of net income to ROIC:

($ in thousands)	Thirteen Weeks Ended June 27, 2026	Thirteen Weeks Ended June 28, 2025	Twenty-Six Weeks Ended June 27, 2026	Twenty-Six Weeks Ended June 28, 2025
Net income	$110,866	$37,826	$209,736	$107,015

Stockholders' equity	4,280,022	4,047,646	4,280,022	4,047,646
Long-term debt	2,558,665	3,039,545	2,558,665	3,039,545
Short-term debt and current maturities of long-term debt	1,236,764	690,801	1,236,764	690,801
Cash and cash equivalents	(808,973)	(856,668)	(808,973)	(856,668)
Invested capital	$7,266,478	$6,921,324	$7,266,478	$6,921,324

Return on invested capital	6.1%	2.2%	5.8%	3.1%

Period in weeks for non-52 week periods	13	13	26	26
Number of weeks	52	52	52	52

The following is a reconciliation of net income to adjusted ROIC:

($ in thousands)	Thirteen Weeks Ended June 27, 2026	Thirteen Weeks Ended June 28, 2025	Twenty-Six Weeks Ended June 27, 2026	Twenty-Six Weeks Ended June 28, 2025
Net income	$110,866	$37,826	$209,736	$107,015
Pre-tax adjustments:
Other (income) expense	78,427	82,931	160,733	183,392
Amortization of intangibles	21,659	21,867	43,343	43,297
Restructuring costs	8,290	21	17,750	1,954
Integration and transition costs	14,462	36,123	22,733	41,179
Tax adjustments:
Tax impact of pre-tax adjustments (a)	(35,933)	(33,968)	(67,299)	(67,061)
Other discrete items	(1,324)	(204)	(1,672)	(97)
Adjusted net income	$196,447	$144,596	$385,324	$309,679

Stockholders' equity	4,280,022	4,047,646	4,280,022	4,047,646
Long-term debt	2,558,665	3,039,545	2,558,665	3,039,545
Short-term debt and current maturities of long-term debt	1,236,764	690,801	1,236,764	690,801
Cash and cash equivalents	(808,973)	(856,668)	(808,973)	(856,668)
Invested Capital	$7,266,478	$6,921,324	$7,266,478	$6,921,324

Number of Days	91	91	182	182
Adjusted return on invested capital	10.8%	8.4%	10.6%	8.9%
(a) Tax impact of pre-tax adjustments reflects the current and deferred income taxes associated with the above pre-tax adjustments in arriving at adjusted net income.

The following is a reconciliation of net income to non-GAAP net income:

($ in thousands)	Thirteen Weeks Ended June 27, 2026	Thirteen Weeks Ended June 28, 2025	Twenty-Six Weeks Ended June 27, 2026	Twenty-Six Weeks Ended June 28, 2025
Net income	$110,866	$37,826	$209,736	$107,015
Pre-tax adjustments:
Amortization of intangibles	21,659	21,867	43,343	43,297
Restructuring costs	8,290	21	17,750	1,954
Net foreign currency exchange loss	11,716	20,611	11,414	44,328
Integration, transition and operational improvement costs	38,847	82,799	77,554	116,882
Cash-based compensation expense	2,629	5,475	2,798	9,968
Stock-based compensation expense	11,009	6,325	24,211	9,089
Other items	12,609	4,218	29,089	16,543
Tax Adjustments:
Tax impact of pre-tax adjustments (a)	(24,937)	(36,608)	(47,350)	(62,469)
Other miscellaneous tax adjustments	(1,324)	(204)	(1,672)	(97)
Non-GAAP net income	$191,364	$142,330	$366,873	$286,510
(a) Tax impact of pre-tax adjustments reflects the current and deferred income taxes associated with the above pre-tax adjustments in arriving at Non-GAAP net income.

The following is a reconciliation of net income to adjusted free cash flow:

($ in thousands)	Thirteen Weeks Ended June 27, 2026	Thirteen Weeks Ended June 28, 2025	Twenty-Six Weeks Ended June 27, 2026	Twenty-Six Weeks Ended June 28, 2025
Net income	$110,866	$37,826	$209,736	$107,015
Depreciation and amortization	49,275	49,950	98,965	97,981
Other non-cash items and changes to non-working capital assets/liabilities	(170,955)	(87,637)	(349,201)	(226,072)
Changes in working capital	(522,403)	(298,099)	(1,470,594)	(477,314)
Cash used in operating activities	$(533,217)	$(297,960)	$(1,511,094)	$(498,390)
Capital expenditures	(32,920)	(35,224)	(69,223)	(64,961)
Proceeds from deferred purchase price of factored receivables	38,795	70,414	90,629	141,445
Adjusted free cash flow	$(527,342)	$(262,770)	$(1,489,688)	$(421,906)

The following is a reconciliation of basic and diluted GAAP EPS to basic and diluted non-GAAP EPS:

	Thirteen Weeks Ended June 27, 2026	Thirteen Weeks Ended June 28, 2025	Twenty-Six Weeks Ended June 27, 2026	Twenty-Six Weeks Ended June 28, 2025
Basic EPS - GAAP	$0.48	$0.16	$0.90	$0.46
Amortization of intangibles	0.09	0.09	0.19	0.18
Restructuring costs	0.04	0.00	0.08	0.01
Net foreign currency exchange loss	0.05	0.09	0.05	0.19
Integration, transition and operational improvement costs	0.17	0.35	0.33	0.50
Cash-based compensation expense	0.01	0.02	0.01	0.04
Stock-based compensation expense	0.05	0.03	0.10	0.04
Other items	0.06	0.02	0.13	0.07
Tax Adjustments:
Tax impact of pre-tax adjustments	(0.11)	(0.15)	(0.20)	(0.27)
Other miscellaneous tax adjustments	(0.01)	0.00	(0.01)	0.00
Non-GAAP basic EPS	$0.83	$0.61	$1.58	$1.22

	Thirteen Weeks Ended June 27, 2026	Thirteen Weeks Ended June 28, 2025	Twenty-Six Weeks Ended June 27, 2026	Twenty-Six Weeks Ended June 28, 2025
Diluted EPS - GAAP (a)	$0.48	$0.16	$0.90	$0.46
Amortization of intangibles	0.09	0.09	0.19	0.18
Restructuring costs	0.04	0.00	0.08	0.01
Net foreign currency exchange loss	0.05	0.09	0.05	0.19
Integration, transition and operational improvement costs	0.17	0.35	0.33	0.50
Cash-based compensation expense	0.01	0.02	0.01	0.04
Stock-based compensation expense	0.05	0.03	0.10	0.04
Other items	0.05	0.02	0.12	0.07
Tax Adjustments:
Tax impact of pre-tax adjustments	(0.11)	(0.15)	(0.20)	(0.27)
Other miscellaneous tax adjustments	(0.01)	0.00	(0.01)	0.00
Non-GAAP diluted EPS (a)	$0.82	$0.61	$1.57	$1.22
(a) GAAP and non-GAAP diluted EPS for the Thirteen Weeks Ended June 27, 2026 and June 28, 2025, and the Twenty-Six Weeks Ended June 27, 2026, and June 28, 2025 includes 779,306, 90,280, 634,760, 102,728, respectively, of outstanding restricted stock units that are dilutive.

Our release contains forward-looking estimates of non-GAAP diluted EPS for the fiscal third quarter 2026. We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of fiscal third quarter 2026 GAAP diluted EPS to a forward-looking estimate of fiscal third quarter 2026 non-GAAP diluted EPS because certain information needed to make a reasonable forward-looking estimate of GAAP diluted EPS for fiscal third quarter 2026 is unreasonably difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control, such as unanticipated non-recurring items not reflective of ongoing operations. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on our future financial results. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

The following tables present selected financial information by reportable segment for the Thirteen Weeks Ended June 27, 2026 and June 28, 2025, and the Twenty-Six Weeks Ended June 27, 2026, and June 28, 2025:

	Thirteen Weeks Ended June 27, 2026				Thirteen Weeks Ended June 28, 2025
	North America	EMEA	Asia-Pacific	Latin America	North America	EMEA	Asia-Pacific	Latin America
Net sales	$5,280,152	$3,746,319	$4,420,853	$1,083,745	$4,982,224	$3,479,414	$3,478,838	$853,480
Cost of sales	4,916,964	3,460,377	4,223,104	971,945	4,635,787	3,214,261	3,332,841	771,908
Gross profit	363,188	285,942	197,749	111,800	346,437	265,153	145,997	81,572
Gross margin	6.88%	7.63%	4.47%	10.32%	6.95%	7.62%	4.20%	9.56%
Income from operations(1)	73,531	54,579	93,980	40,526	32,845	55,714	43,634	25,121
Income from operations margin	1.39%	1.46%	2.13%	3.74%	0.66%	1.60%	1.25%	2.94%
Amortization of intangibles	10,037	6,445	4,295	882	10,529	6,234	4,307	797
Restructuring costs	1,652	6,107	278	253	14	7	—	—
Integration and transition costs	69	101	1,089	195	33,338	40	38	9
Adjusted income from operations(2)	$85,289	$67,232	$99,642	$41,856	$76,726	$61,995	$47,979	$25,927
Adjusted income from operations margin	1.62%	1.79%	2.25%	3.86%	1.54%	1.78%	1.38%	3.04%
(1) We do not allocate stock-based compensation expense or time-vested and performance-vested cash-based compensation recognized to our reportable segments or certain Corporate costs. Accordingly, income from operations does not include corporate costs, cash-based compensation expense, and stock-based compensation expense of $13,008, $2,629, and $11,009, respectively, for the Thirteen Weeks Ended June 27, 2026 and $2,698, $5,475, and $6,325, respectively, for the Thirteen Weeks Ended June 28, 2025.
(2) Adjusted income from operations does not include cash-based and stock-based compensation expense of $2,629 and $11,009, respectively, for the Thirteen Weeks Ended June 27, 2026 and $5,475 and $6,325, respectively, for the Thirteen Weeks Ended June 28, 2025.

	Twenty-Six Weeks Ended June 27, 2026				Twenty-Six Weeks Ended June 28, 2025
	North America	EMEA	Asia-Pacific	Latin America	North America	EMEA	Asia-Pacific	Latin America
Net sales	$10,278,531	$7,652,573	$8,526,730	$2,036,216	$9,416,775	$6,904,151	$7,097,020	$1,656,853
Cost of sales	9,543,998	7,080,434	8,160,106	1,824,817	8,717,727	6,383,746	6,808,610	1,496,795
Gross profit	734,533	572,139	366,624	211,399	699,048	520,405	288,410	160,058
Gross margin	7.15%	7.48%	4.30%	10.38%	7.42%	7.54%	4.06%	9.66%
Income from operations(3)	156,033	116,852	159,285	74,565	117,227	112,962	89,967	48,091
Income from operations margin	1.52%	1.53%	1.87%	3.66%	1.24%	1.64%	1.27%	2.90%
Amortization of intangibles	20,077	12,899	8,604	1,763	21,043	12,096	8,584	1,574
Restructuring costs	6,971	8,170	1,914	695	959	995	—	—
Integration and transition costs	79	444	1,095	274	35,177	356	125	11
Adjusted income from operations(4)	$183,160	$138,365	$170,898	$77,297	$174,406	$126,409	$98,676	$49,676
Adjusted income from operations margin	1.78%	1.81%	2.00%	3.80%	1.85%	1.83%	1.39%	3.00%
(3) We do not allocate stock-based compensation expense or time-vested and performance-vested cash-based compensation recognized to our reportable segments or certain Corporate costs. Accordingly, income from operations does not include corporate costs, cash-based compensation expense, and stock-based compensation expense of $20,841, $2,798, and $24,211, respectively, for the Twenty-Six Weeks Ended June 27, 2026 and $5,510, $9,968, and $9,089, respectively, for the Twenty-Six Weeks Ended June 28, 2025.
(4) Adjusted income from operations does not include cash-based and stock-based compensation expense of $2,798 and $24,211, respectively, for the Twenty-Six Weeks Ended June 27, 2026 and $9,968 and $9,089, respectively, for the Twenty-Six Weeks Ended June 28, 2025.